Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-264725 on Form S-8 of our reports dated February 18, 2026 relating to the financial statements of BrightSpire Capital, Inc. and the effectiveness of the BrightSpire Capital, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 18, 2026